EXHIBIT 10F(ii)


   AMENDMENT No. 1 ("Amendment No.1") to the Vessel Construction Contract for Two Vessels dated as of the 30th day of December 1996 by and between Coastal Ship, Inc. ("Purchaser"), Halter Marine Inc. ("Builder") and Halter Marine Group, Inc. ("Guarantor") being made by the above parties as of this ____ day of April 1997.

                                   WITNESSETH:

        WHEREAS, as set forth in the Contract, a copy of which is attached hereto and incorporated as Exhibit A, the parties have agreed to the construction and purchase of two 408'9" x 100' container deck barges (individually, a "Vessel" and collectively the "Vessels") and the guaranty of Builder's performance pursuant to the Contract ; and

        WHEREAS, the parties hereto desire to enter into an amendment to the Contract to recognize the rights and obligations of Trailer Bridge, Inc., as assignee of the Contract, to clarify certain conditions and satisfy the requirements of The United States of America, represented by the Secretary of Transportation, acting by and through the Maritime
   Administration ("Marad")  because   Marad will finance the construction of
   the Vessels pursuant  to   Title XI of the Merchant Marine Act of 1936, as
   amended;

        NOW THEREFORE, for good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

        Notwithstanding anything to the contrary contained in the Contract, title to all work, materials and components, incorporated in, or to be incorporated in, each Vessel shall vest in Purchaser on the earliest of: a) when Purchaser pays Builder for such work, materials or components, or b) when (i) such work is performed on the hull of each Vessel, (ii) such materials are installed in the hull of each Vessel, or (iii) such components are fabricated and installed in the hull of each Vessel.

        Builder and Guarantor hereby agree and acknowledge that the obligations of Purchaser under the Contract with regard to the Vessels are separate, distinct and independent of any other obligation or agreement of Purchaser in favor of Builder or Guarantor, and that a default by Purchaser under such other obligation or agreement shall not in any way affect the obligations of Builder or Guarantor under the Contract with regard to the Vessels or permit Builder or Guarantor to exercise any right of set-off or other remedy (all of which Builder and Guarantor expressly agree not to assert) which could materially adversely affect the Contract, the Vessels or the construction thereof.

        Notwithstanding anything to the contrary contained in the Contract, the Contract shall not be amended, modified or terminated except in writing duly signed by the Builder, Guarantor and Purchaser with the prior written consent of Marad, provided that Marad's prior written consent shall not be necessary, but written notice to Marad shall be given, for (a) any mandatory change to the Contract as a result of any requirements of any governmental agency; or (b) any non-mandatory changes that Builder and Purchaser desire to make which do not, in the aggregate, exceed five (5%) percent of the Contract Price (as defined in the Contract) of the Vessels, and which do not cause the total Contract Price to be increased more than one (1%) percent or the delivery and completion date of the Vessels to be extended more than ten (10) days. Notwithstanding the foregoing, no change shall be made in the general dimensions and/or characteristics of the Vessels which would diminish the capacity of the Vessels to perform as originally intended by the Contract, without the prior written consent of Marad.

        Notwithstanding anything to the contrary contained in the Contract, Builder agrees to give Marad written notice, concurrent with any notice given to Purchaser under the Contract of any default by Purchaser or Builder and hereby grants Marad thirty (30) days from the receipt of any such notice to cure any default under the Contract, and Builder agrees to take no action to enforce its rights pursuant to the Contract until the elapse of said thirty (30) days.

        Builder warrants and agrees that all work under the Contract shall take place at the Builder's shipyard in Pearlington, Mississippi. Builder further agrees to cooperate with Marad and supply such information as may be reasonably required by Marad in connection with the Vessels. Builder acknowledges that such cooperation may include but is not limited to providing Marad 1) access to the Vessels and areas of the Shipyard where work related to the Vessels is being performed by the Builder, its contractors and subcontractors, at all reasonable times during normal working hours to inspect performance of the work and to observe trials and other tests, 2) copies of detailed production schedules for the Vessels along with changes to such schedules as they occur, 3) access to contract plans and specifications for the Vessels, 4) reasonable access to Builder's production manager or supervisor, and 5) access to progress payment and construction milestone information. Builder further agrees that requests or billings for periodic payments under this contract shall be submitted by the Builder to Marad in a form acceptable to Marad, based on payment milestones set forth in the Contract, after satisfactory performance is certified by Purchaser and Builder as to each payment.

        Notwithstanding anything to the contrary contained in the Contract, no changes to the payment milestones shall be made without Marad's prior written consent.

        Article VII of the Contract - INSURANCE shall be deleted and replaced with the following:

        ARTICLE VII - INSURANCE

        Until each Vessel has been completed, physically delivered at the Place of Delivery and accepted by Purchaser, Builder shall cause such Vessel and all materials, outfitting, equipment and appliances to be installed in the Vessel including all materials outfitting, equipment and appliances provided by the Purchaser and delivered to Builder's Yard for the construction of the Vessels or in the construction thereof, to be declared under a full form Builder's Risk Policy under the latest American Institute Builder's Risk From in force and effect at the time that the construction of the Vessels is commenced when the Vessels' keel is laid, all at Builder's expense. Such policy(ies) shall name the Builder, the Purchaser and the United States of America as assureds. The policy(ies) shall provide that there shall be no recourse against the Purchaser and the United States of America for payment of premium; provided, however, the United States of America and Purchaser shall be subject to cancellation upon 30 days prior written notice as set forth below. The policy(ies) shall also provide a 30 day prior written notice of cancellation or material change in the policy to the Purchaser and the United States of America (U.S. Department of Transportation, Maritime Administration 400 Seventh St. S.W., Washington D.C. 20590 Attention, Chief, Division of Marine Insurance). The amounts, terms and conditions, deductibles and underwriters of the Builder's Risk Policy(ies) shall at all times be satisfactory to the Purchaser and the Secretary.

        The Builder's Risk policy(ies) shall provide that all losses in excess of $100,000 shall be paid to the Secretary of Transportation acting by and through the Maritime Administrator for distribution by him to himself, the Builder and the Purchaser in accordance with Section 2.07 c of the Title XI Security Agreement on the Vessel and the Intercreditor Agreement between the parties hereto and dated the date hereof.

        Builder shall also purchase and maintain, at its expense, during the life of this Contract, Worker's Compensation Insurance at statutory amounts, with Longshoreman & Harbor Workers Compensation Act coverage endorsements, Employer's Liability Insurance in the amount of at least Two Million Dollars ($2,000,000) and Public Liability Insurance against property damage, death and bodily injury in the amount of not less than Two Million Dollars ($2,000,000).

        A satisfactory confirmation of insurance outlining the pertinent terms and conditions of the Builder's Risk Policy(ies) referred to above shall be provided to Purchaser and the Secretary. The Purchaser shall be furnished a certificate of insurance for all other policies required hereunder. The original of the said Builder's Risk Policy shall be available in the Builder's or Guarantor's office. All of the policies of insurance and certificates referred to herein shall contain a provision requiring the insurer at risk to give Purchaser thirty (30) days' notice, in writing prior to cancellation of any such insurance.

        Builder and Purchaser agree to submit to Marad, upon Marad's request, one set of shipyard plans, in form and substance satisfactory to Marad, for the Vessels as built.

        Guarantor agrees to execute a separate guaranty in the form attached hereto as Attachment 1.

        Builder agrees to provide Purchaser upon delivery with a Certificate of No Liens and Release in the form attached hereto as Attachment 2.

        Any notice or other communication required or permitted to Marad hereunder shall be sent by certified mail, postage prepaid, by nationally recognized overnight courier service or by facsimile transmission, confirmed by certified mail postage prepaid, or nationally recognized overnight courier service, addressed as follows:

             United States Maritime Administration
             400 Seventh St. S.W.
             Washington, D.C. 20590

             Attention: Director Office of Ship Financing

        ARTICLE XVI - LAW APPLICABLE is amended to read as follows: "Builder agrees that notwithstanding the first "Whereas" clause of the Contract, the Vessels will be constructed in the State of Mississippi and the Contract shall be governed by and interpreted under the law of the State of Mississippi and, to the extent applicable, federal maritime law."

        All references in the Contract to the "Construction and Term Loan Agreement" are hereby deleted.

        Builder, and Guarantor consent to the assignment of all rights under this Contract from Purchaser to Trailer Bridge, Inc., appearing herein to accept the benefits and undertake the obligations of Purchaser under the Contract, and wherever the term "Purchaser" appears in the Contract, hereafter said term shall refer to Trailer Bridge, Inc. Builder and Guarantor agree that they have received a satisfactory guaranty in accordance with Article XVII of the Contract.

        This Amendment may be executed in several counterparts, all of which taken together shall constitute one instrument.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their duly authorized representatives all as of the day and year first above written.

   BUILDER:
   Halter Marine, Inc.


   /s/ John Dane, III                   _________________________________
   By: John Dane, III                      Witness
   Title: President


   GUARANTOR:
   Halter Marine Group, Inc.


   /s/ John Dane, III                   _________________________________
   By: John Dane, III                      Witness
   Title: President


   PURCHASER:
   Coastal Ship, Inc.


   /s/ John D. McCown                   _________________________________
   By: John D. McCown                      Witness

   Title: President



   ASSIGNEE:
   Trailer Bridge, Inc.

   /s/ John D. McCown                   _________________________________
   By: John D. McCown                      Witness
   Title: Chairman